Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Robert M. Qualls, the Vice President, Chief Financial Officer and Controller of Mosaic Phosphates MP Inc., which is the Managing General Partner of Mosaic Phosphates Company, and in that capacity also the chief financial officer of Mosaic Phosphates Company, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2004 of Mosaic Phosphates Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Mosaic Phosphates Company.

November 9, 2004

/s/ Robert M. Qualls
Robert M. Qualls